Exhibit 10.7

AMENDED & RESTATED SERVICES AGREEMENT

This Amended & Restated Services Agreement (“Agreement”), dated effective February 27, 2019, is entered into among WaterBridge Resources LLC, a Texas limited liability company (“WB I”), WaterBridge Management Company LLC, a Delaware limited liability company (“Admin”), WaterBridge Co-Invest LLC, a Delaware limited liability company (“Co-Invest”), WaterBridge Holdings LLC, a Delaware limited liability company (“Holdings,” and together with WB I, Co-Invest and any Parent (defined below) executing a Joinder (as defined below), the “Parent Entities”), each of the entities listed on Schedule I hereto (together with Admin, each, an “Admin Entity” and, collectively, the “Admin Entities”), each of the entities listed on Schedule II hereto (each such entity, together with any Subsidiary (as defined below) executing a Joinder pursuant to the terms of this Agreement, an “Operating Entity” and, collectively, the “Operating Entities”), and each of the entities listed on Schedule III hereto (each such entity, together with any Subsidiary executing a Joinder pursuant to the terms of this Agreement, a “Development Entity” and, collectively, the “Development Entities”).

For purposes of this Agreement, the Admin Entities and Operating Entities are sometimes referred to in this Agreement collectively as the “Parties” and each individually as a “Party.”

For purposes of this Agreement, (i) “Parent” means, with respect to Holdings, any corporation, partnership, limited liability company, association, joint venture or other business entity or individual (each, a “Person”) (a) that controls (directly or indirectly) Holdings or (b) in which more than 50% of the total voting power of membership or other ownership interests of Holdings is held, (ii) “Subsidiary” means, with respect to any Person, any other Person (a) that is controlled (directly or indirectly) by such first Person or (b) of which more than 50% of the total voting power of membership or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (iii) “Joinder” means the form of joinder attached to this Agreement as Exhibit A.

RECITALS

WHEREAS, WB I, Operating and certain of the Operating Entities previously entered into that certain Services Agreement, dated May 21, 2018 (the “Original Agreement”), pursuant to which (a) WB I has provided certain centralized general and administrative services for and on behalf of Operating and each of the Operating Entities, (b) Operating has provided additional general and administrative services for and on behalf of each of the Operating Entities and (c) WB I, in its capacity as the employing entity of the officers and employees of each of the Parties hereto, has provided certain operational and maintenance services for and on behalf of the Operating Entities;

WHEREAS, on July 5, 2018, in connection with WaterBridge Resources Mid-Continent, LLC, a Delaware limited liability company (“Mid-Con”), WaterBridge Arkoma Operating, LLC, a Delaware limited liability company (“Arkoma Operating”), and Arkoma Water Resources, LLC, a Delaware limited liability company (“Arkoma Resources” and collectively with Mid-Con and Arkoma Operating, the “Arkoma Entities”), becoming direct and indirect wholly-owned subsidiaries of Operating, the Arkoma Entities executed a Joinder to the Original Agreement (the “Arkoma Joinder”), whereby the Arkoma Entities became bound by the Original Agreement as “Operating Entities” in the same manner as if the Arkoma Entities were original signatories thereto;

WHEREAS, on or prior to the date hereof, (a) WB I and WaterBridge Resources II LLC (“WB II”) engaged in, among other things, the identification and investigation of opportunities to build, develop, acquire, own, operate and manage various water midstream energy infrastructure assets (collectively, the “Growth Opportunities”) and (b) Five Point Energy LLC or its affiliate formed the Development Entities for purposes of engaging in certain Growth Opportunities not otherwise being pursued or undertaken by WB I and WB II;

WHEREAS, on or prior to the date hereof, (i) WB I and Holdings entered into the Contribution Agreement, dated effective February 27, 2019 (the “Admin Contribution Agreement”), pursuant to which WB I contributed the Admin Entities to Holdings and (ii) Admin succeeded WB I as the entity employing the officers and employees of each of the Parties hereto; and

WHEREAS, in connection with the Growth Opportunities and the Admin Contribution Agreement, and pursuant to Section 2.16 of the Original Agreement, WB I and the Operating Entities desire to amend and restate the Original Agreement in its entirety to, among other things, (a) add certain direct and indirect subsidiaries of Holdings (including Admin) as parties to this Agreement, (b) codify the Arkoma Joinder, (c) add the Development Entities as parties to this Agreement, (d) permit the joinder of Parents or Subsidiaries to this Agreement on a going-forward basis and (e) evidence the Parties’ understanding, as more fully set forth herein, with respect to the amounts to be reimbursed in consideration of the services to be performed by the Admin Entities pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

SERVICES

1.1 Provision of General and Administrative Services. The Admin Entities agree to provide to each of the Parent Entities and Operating Entities certain centralized general and administrative services, including the services listed on Schedule IV hereto, and such other general and administrative services as may be agreed upon by Admin and Holdings from time to time (the “G&A Services”).

1.2 Provision of Operational and Maintenance Services. The Admin Entities agree to provide to each Operating Entity certain operational and maintenance services, including the services listed on Schedule V hereto, and such other operational and maintenance services as may be agreed upon by Admin, or such Operating Entity from time to time (the “O&M Services” and, together with the G&A Services, the “Services”).

1.3 Outside Professional and Other Persons. The Admin Entities will coordinate with and assist each Parent Entity and Operating Entity to manage and supervise outside accountants, attorneys and other advisers and coordinate the annual audit of the books and records of such Parent Entity or Operating Entity, the preparation of the tax returns (but subject in any event to the ultimate authority of the Board of Managers of Holdings or officers of Holdings, as appropriate) of such Parent Entity or Operating Entity, and other services provided by such accountants, attorneys and other advisers.

1.4 Provision of Services through Third Parties.

(a) Subject to the discretion of Holdings regarding the retention and dismissal of any Person, the Parties understand and agree that each Admin Entity is authorized in the performance of the Services to engage or retain, as agent on behalf of such Party, any necessary third party, including consultants, advisers, accountants, auditors and attorneys. Each such Party shall reimburse such Admin Entity for any costs and expenses arising from or related to such engagement or retention that have been paid with funds of such Admin Entity rather than funds of such Party.

(b) Without limiting any other powers or duties of an Admin Entity provided in this Agreement, each Admin Entity is hereby authorized, in such Party’s name and on its behalf or in the name of such Admin Entity but subject to the terms of this Agreement, to execute, deliver, accept, assign, amend, extend, terminate, license or release (all of the foregoing, either manually or electronically), in the ordinary course of such Party’s business:

(i) for each Parent Entity or Operating Entity, contracts for the purchase or sale of goods or services wholly or partially including purchase contracts, purchase orders, releases for goods or services, licensing agreements or letters of intent or memoranda of understanding associated with negotiations for contracts for the purchase of goods or services;

(ii) certificates, licenses and reports of any nature and permits and other governmental authorizations of any kind and documents related thereto; and

(iii) site access agreements and other documents customary or advisable associated with environmental compliance and control.

1.5 Use of Assets. The Parties understand and agree that each Admin Entity is authorized to use the contracts, licenses, properties, goods and other assets of each Parent Entity and Operating Entity for the performance of the Services on behalf of each other Parent Entity and Operating Entity; provided that each such Admin Entity shall assume or, if applicable, reimburse each Parent Entity or Operating Entity, for its reasonable costs directly resulting from such use.

1.6 Reimbursement and Allocation. (a) Each Parent Entity and Operating Entity shall reimburse each of the Admin Entities for all direct and/or allocated costs and expenses incurred by such Admin Entity in connection with the provision of the G&A Services, including for the avoidance of doubt, G&A Services performed on behalf of the Parent Entities and (b) each Operating Entity shall reimburse each of the Admin Entities for all direct and/or allocated costs and expenses incurred by such Admin Entity in connection with the provision of the O&M Services, in each case, including:

(i) the portion of the salaries, wages, bonuses or commissions (including payroll and withholding taxes associated therewith) of employees of the Admin Entities allocated in good faith by Admin in proportion to the amount of such employee’s working time devoted to the provision of Services to such Party and on the basis of the reasonable allocation methodologies of Admin as in effect from time to time;

(ii) the portion of any costs of employee benefits relating to employees of the Admin Entities, including 401(k), pension, bonuses and health insurance benefits, allocated in good faith by Admin in proportion to the amount of such employee’s working time devoted to the provision of Services to such Party, as applicable, and on the basis of the reasonable allocation methodologies of Admin as in effect from time to time;

(iii) any expenses incurred or payments made by the Admin Entities for shared facilities and services, including lease payments for corporate offices and insurance coverage with respect to the business of the Parties;

(iv) all sales, use, employment, excise, value added or similar taxes, if any, that may be applicable from time to time with respect to the Services; and

(v) the costs and expenses incurred to obtain and maintain contracts, licenses, properties, goods and other assets of another Parent Entity or Operating Entity that is used for the performance of Services on behalf of such Parent Entity or Operating Entity.

1.7 Invoice. On or before the fifteenth (15th) business day after the end of each month during the term of this Agreement, the Party entitled to reimbursement pursuant to Section 1.6 hereof (the “Reimbursed Party”) shall send, or cause to be sent, an itemized invoice to the Party from whom such reimbursement is sought (the “Reimbursing Party”) detailing all reimbursable expenses under Section 1.6 incurred by such Reimbursed Party for or on behalf of such Reimbursing Party during the preceding month. Each Reimbursing Party shall, within fifteen (15) business days of receipt, pay such invoice, except for any amounts therein being disputed in good faith by such Reimbursing Party. Any amounts that such Reimbursing Party has disputed in good faith and that are later determined by agreement of the Reimbursed Party and such Reimbursing Party, to be owing from the Reimbursing Party to the Reimbursed Party shall be paid in full within fifteen (15) business days of such determination, together with interest thereon at the lesser of (i) two percent (2%) over the prime interest rate reported in the Wall Street Journal on the date the relevant invoice was due and (ii) the maximum rate permitted by applicable law, from the date due under the original invoice until the date of payment.

1.8 Standard of Care. Each of the Admin Entities shall provide the Services in a manner consistent with management and administrative practices that it provides to other persons or entities or would provide for itself in the performance of services similar to the Services and with that degree of care, diligence and skill that a reasonably prudent manager involved in providing services similar to the Services would exercise in comparable circumstances. To the extent that an Admin Entity is permitted to arrange for contracts with third parties for goods and services in connection with the provision of Services, such Admin Entity shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished and (ii) to obtain from such third parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

1.9 Limitation of Liability. Notwithstanding each Admin Entities’ agreement to perform, or cause to be performed, the Services in accordance with the provisions hereof, each Parent Entity and Operating Entity acknowledges that performance by any of the Admin Entities or any other person or entity of Services pursuant to this Agreement will not subject such Admin Entity , their respective directors, officers, employees, attorneys, accountants, consultants, trustees, affiliates, financial advisors and other representatives (each, an “Indemnified Party”) to any Losses (defined herein) whatsoever except for Losses arising in connection with the gross negligence, willful misconduct or fraudulent conduct on the part of such Indemnified Party; provided that, except as set forth in any agreement between any other Indemnified Party and any Parent Entity or Operating Entity, the Indemnified Parties’ aggregate liability as a result of any such gross negligence, willful misconduct or fraudulent conduct within any 12 month period under this Agreement entered into as of the date hereof shall not exceed the aggregate reimbursable expenses under Section 1.6 paid by the Parent Entities or Operating Entities to the Admin Entities, collectively, during the preceding 12 months; provided further that if any of such Losses are covered by any insurance policy of any Parent Entity or Operating Entity, the aggregate liability of such Indemnified Party with respect to such Losses will be reduced by the amount recovered by such Parent Entity or Operating Entity under such policy in respect of such Losses.

For purposes of this Agreement, “Losses” means the amount of any liability, loss, cost, expense, claim, award, judgment, settlement, obligation, damage, injury, tax, fine, lien, penalty or deficiency incurred or suffered by any Person entitled to indemnification hereunder arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including interest thereon and reasonable fees, expenses and disbursements of attorneys, consultants, accountants or other representatives and experts incident to matters indemnified against, and the reasonable costs of investigation and/or monitoring of such matters, and the reasonable costs of enforcement of the indemnity.

1.10 Operating Entity Indemnification. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARENT ENTITIES AND THE OPERATING ENTITIES HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM ANY AND ALL LOSSES ARISING FROM, IN CONNECTION WITH OR RELATING TO (i) THE PROVISION OR USE OF ANY SERVICE OR PRODUCT PROVIDED HEREUNDER, TO THE EXTENT NOT ARISING IN CONNECTION WITH THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF SUCH INDEMNIFIED PARTY AND (ii) ANY MATERIAL BREACH, VIOLATION OR INACCURACY OF ANY COVENANT, REPRESENTATION OR WARRANTY OF SUCH PARENT ENTITY OR OPERATING ENTITY HEREUNDER THAT, IF REASONABLY CURABLE, IS NOT CURED WITHIN THIRTY (30) DAYS AFTER SUCH PARENT ENTITY’S OR OPERATING ENTITY’S RECEIPT OF WRITTEN NOTICE OF SUCH BREACH FROM ADMIN OR SUCH LONGER PERIOD OF TIME (NOT TO EXCEED 90 DAYS) AS MAY REASONABLY BE REQUIRED TO CURE SUCH BREACH PROVIDED THAT SUCH PARENT ENTITY OR OPERATING ENTITY TAKES REASONABLE ACTIONS TO ATTEMPT TO CURE SUCH BREACH AS SOON AS REASONABLY PRACTICABLE AND PROCEEDS WITH DUE DILIGENCE TO CURE SUCH BREACH.

1.11 Admin Entity Indemnification. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE PROVISIONS OF SECTION 1.11.9, EACH ADMIN ENTITY HEREBY AGREES TO JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS EACH PARENT ENTITY AND EACH OPERATING ENTITY, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, TRUSTEES, AFFILIATES, BANKERS, FINANCIAL ADVISORS AND OTHER REPRESENTATIVES FROM ANY AND ALL LOSSES TO THE EXTENT ARISING FROM, IN CONNECTION WITH, OR RELATING TO AN INDEMNIFIED PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT IN PERFORMANCE OF THE SERVICES.

1.12 Negligence; Strict Liability. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.10, SECTION 1.11 AND SECTION 1.14, THE INDEMNITY OBLIGATION IN SECTION 1.10, SECTION 1.11 AND SECTION 1.14 WILL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PERSON OR ANY PRE-EXISTING DEFECT; PROVIDED THAT WITH RESPECT TO SECTION 1.10 AND SECTION 1.11, THIS PROVISION WILL NOT APPLY TO THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF ANY INDEMNIFIED PERSON OR IN ANY WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH INDEMNITY OBLIGATION EXPRESSLY RELATING TO GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT. ALL PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE “EXPRESS NEGLIGENCE RULE” TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

1.13 Exclusions of Damages; Disclaimers.

(a) NO PARTY WILL BE LIABLE TO ANY OTHER PERSON OR ENTITY UNDER THIS AGREEMENT OR FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT; PROVIDED, HOWEVER, THAT THIS SECTION 1.13(a) WILL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER SECTION 1.10, SECTION 1.11 OR SECTION 1.14 FOR ANY DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER SECTION 1.10, SECTION 1.11 OR SECTION 1.14, AS THE CASE MAY BE.

(b) OTHER THAN AS SET FORTH IN SECTION 1.8, EACH ADMIN ENTITY DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR ANY PARENT ENTITY OR OPERATING ENTITY OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER ADMIN, ANY OF THE ADMIN ENTITIES OR OPERATING KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

(c) EACH ADMIN ENTITY MAKES NO EXPRESS OR IMPLIED WARRANTY, GUARANTY OR REPRESENTATION, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, SUITABILITY OR MERCHANTABILITY REGARDING ANY EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES ACQUIRED FROM VENDORS, SUPPLIERS OR SUBCONTRACTORS. THE PARENT ENTITIES’ AND OPERATING ENTITIES’ EXCLUSIVE REMEDY WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES OBTAINED BY AN ADMIN ENTITY OR FROM VENDORS, SUPPLIERS AND SUBCONTRACTORS, WHETHER BY AND THROUGH SUCH ADMIN ENTITY OR ON BEHALF OF A PARENT ENTITY OR OPERATING ENTITY, WILL BE THOSE UNDER THE VENDOR, SUPPLIER AND SUBCONTRACTOR WARRANTIES, IF ANY, AND EACH ADMIN ENTITY’S ONLY OBLIGATION, ARISING OUT OF OR IN CONNECTION WITH ANY SUCH WARRANTY OR BREACH THEREOF, WILL BE TO USE DILIGENT EFFORTS TO ENFORCE SUCH WARRANTIES ON BEHALF OF THE APPLICABLE PARENT ENTITY OR OPERATING ENTITY, AND SUCH PARENT ENTITY OR OPERATING ENTITY WILL HAVE NO OTHER REMEDIES AGAINST ANY ADMIN ENTITY WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES OBTAINED BY ADMIN OR OPERATING FROM ITS VENDORS, SUPPLIERS AND SUBCONTRACTORS.

1.14 Use of Employees. EACH PARENT ENTITY AND OPERATING ENTITY ACKNOWLEDGES AND AGREES THAT EACH ADMIN ENTITY MAY UTILIZE SUCH ENTITY’S EMPLOYEES FOR THE PROVISION OF, OR ASSISTING IN PROVIDING, THE SERVICES HEREUNDER. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL ANY INDEMNIFIED PARTY HAVE ANY LIABILITY OR BE RESPONSIBLE FOR ANY LOSSES ARISING FROM THE ACTS OR OMISSIONS OF SUCH ENTITY’S EMPLOYEES, REGARDLESS OF THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF ANY INDEMNIFIED PARTY, AND SUCH ENTITY SHALL INDEMNIFY, DEFEND AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM ANY LOSSES RESULTING OR ARISING FROM ANY SUCH ACTS OR OMISSIONS. EACH PARENT ENTITY AND OPERATING ENTITY FURTHER ACKNOWLEDGES THAT EACH ADMIN ENTITY WILL HAVE NO RESPONSIBILITY OR LIABILITY FOR FAILURE TO PROVIDE SERVICES TO THE EXTENT SUCH PARENT ENTITY’S OR OPERATING ENTITY’S EMPLOYEES

ARE UTILIZED OR FOR ENSURING ANY LEVEL OF SERVICE OR QUALITY FROM ANY OF SUCH ENTITY’S EMPLOYEE, IT BEING UNDERSTOOD THE APPLICABLE PARENT ENTITY OR OPERATING ENTITY SHALL REMAIN RESPONSIBLE FOR ITS EMPLOYEES AND THE QUALITY AND LEVEL OF SERVICE PROVIDED BY SUCH EMPLOYEES.

ARTICLE II

MISCELLANEOUS

2.1 Accuracy of Recitals. The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

2.2 Notices. Any notice, demand, or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier, or by facsimile, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt if sent by telecopier, addressed as follows:

If to any Parent Entity and/or any Operating Entity:

c/o WaterBridge Resources LLC

840 Gessner Road, Suite 100

Houston, TX 77024

Attn: General Counsel

Email: harrison.bolling@h2obridge.com

If to Admin and/or any Admin Entity:

WaterBridge Resources LLC

840 Gessner Road, Suite 100

Houston, TX 77024

Attn: General Counsel

Email: harrison.bolling@h2obridge.com

A Party may change its address for the purposes of notices hereunder by giving notice to the other Parties specifying such changed address in the manner specified in this Section 2.2.

2.3 Further Assurances. The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

2.4 No Third Party Beneficiaries. No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise.

2.5 Relationship of the Parties. Nothing in this Agreement will constitute any Parent Entity, any Operating Entity, any Admin Entity or their respective affiliates as members of any partnership, joint venture, association, syndicate or other entity.

2.6 Assignment. No Party shall assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder without the prior written consent of the other Parties hereto, or their respective successors and assigns, which consent shall not be unreasonably withheld; provided, however, that an Operating Entity may assign or convey its rights and obligations under this Agreement to another Operating Entity without the prior written consent of the other Parties hereto if such transferring Operating Entity provides written notice to the other Parties of such assignment or conveyance in accordance with

Section 2.2 hereof. Unless written consent is not required under this Section 2.6, any attempted or purported assignment, mortgage, pledge or conveyance by a Party without the written consent of the other Parties hereto shall be void and of no force and effect. No assignment, mortgage, pledge or other conveyance by a Party shall relieve the Party of any liabilities or obligations under this Agreement.

2.7 Binding Effect. This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

2.9 Time of the Essence. Time is of the essence in the performance of this Agreement.

2.10 Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the State of Texas excluding its conflicts of laws principles that would apply the laws of another jurisdiction.

2.11 Delay or Partial Exercise Not Waiver. No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document. The waiver by a Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

2.12 Entire Agreement. This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto, including the Original Agreement, are hereby merged in and superseded by this Agreement.

2.13 Waiver. To be effective, any waiver or any right under this Agreement will be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

2.14 Signatories Duly Authorized. Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

2.15 Incorporation of Exhibits and Schedules by References. Any reference herein to any exhibit or schedule to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

2.16 Amendment. No amendment or modification of any provision of this Agreement will be effective unless it is in writing and signed by all Parties affected; provided, however, that Admin shall be entitled to amend Schedules I, II and III to this Agreement from time to time without consent of any other Party in order to reflect the addition of further Parties who have executed a Joinder.

2.17 No Recourse Against Officers, Directors, Managers or Employees. For the avoidance of doubt and notwithstanding anything herein to the contrary, the provisions of this Agreement will not give rise to any right of recourse against any officer, director, manager or employee of any Party or of any of its affiliates.

2.18 Interpretation. All references to any agreement or document shall be construed as of the particular time that such agreement or document may then have been executed, amended, varied, supplemented or modified. References in the singular shall include the plural and vice versa. References to a particular article, section, subsection, paragraph, subparagraph, schedule, exhibit or appendix, if any, shall be a reference to such article, section, subsection, paragraph, subparagraph, schedule, exhibit or appendix in and to this Agreement. The words “include” and “including” shall include the phrase “not limited to.” Any reference to a Person shall include that Person’s successors and assigns or to any Person succeeding to that Person’s functions. Any schedules, exhibits or appendices are fully incorporated and made part of this Agreement. Any schedules, exhibits or appendices shall be read in conjunction with the provisions of the body of this Agreement, and such schedules, exhibits or appendices and the body of this Agreement shall be interpreted to give effect to the intent of the Parties as evidenced by their terms when taken as a whole, provided, however, that in the event of an irreconcilable conflict between the terms of a schedule, exhibit or appendix and the provisions of the body of this Agreement, the provisions of the body of this Agreement shall control. Where a date or time period is specified, it will be deemed inclusive of the last day in such period or the date specified, as the case may be.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above.

WaterBridge Resources LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Management Inc.

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Management Company LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

Water Bridge Holdings LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Operating LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Resources Delaware, LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

Signature Page to Services Agreement

WaterBridge Texas Operating LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title	EVP & CFO

WaterBridge Texas Midstream LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Resources Mid-Continent, LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

WaterBridge Arkoma Operating, LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

Arkoma Water Resources, LLC

By:	/s/ Steven R. Jones
Name:	Steven R. Jones
Title:	EVP & CFO

Signature Page to Services Agreement

WaterBridge Development LLC

By:	/s/ David N. Capobianco
Name:	David N. Capobianco
Title:	Chief Executive Officer

WaterBridge Development II LLC

By:	/s/ David N. Capobianco
Name:	David N. Capobianco
Title:	Chief Executive Officer

WaterBridge Development III LLC

By:	/s/ David N. Capobianco
Name:	David N. Capobianco
Title:	Chief Executive Officer

Signature Page to Amended and Restated Services Agreement

SCHEDULE I

Admin Entities

1.	WaterBridge Management Inc.

2.	WaterBridge Management Company LLC

Schedule I

SCHEDULE II

Operating Entities

1.	WaterBridge Holdings LLC

2.	WaterBridge Operating LLC

3.	WaterBridge Resources Delaware, LLC

4.	WaterBridge Texas Operating LLC

5.	WaterBridge Texas Midstream LLC

6.	WaterBridge Resources Mid-Continent, LLC

7.	WaterBridge Arkoma Operating LLC

8.	Arkoma Water Resources, LLC

9.	WaterBridge Development LLC

10.	WaterBridge Development II LLC

11.	WaterBridge Development III LLC

Schedule II

SCHEDULE III

Development Entities

1.	WaterBridge Development LLC

2.	WaterBridge Development II LLC

3.	WaterBridge Development III LLC

Schedule III

SCHEDULE IV

General and Administrative Services

1.	Financial and administrative services (including treasury and accounting)

2.	Information technology

3.	Legal services

4.	Health, safety and environmental services

5.	Human resources services

6.	Business development services, including performing due diligence for potential acquisitions and expansions

7.	Investor relations and government relations

8.	Tax matters

9.	Insurance administration

10.	Facility management services

11.	Public outreach services

12.	Land administration services

Schedule IV

SCHEDULE V

Operational and Maintenance Services

1.

All physical operations and maintenance with respect to the assets of such Operating Entity, including furnishing all materials, equipment, services, supplies and labor necessary for the physical operation and maintenance of such assets (including maintaining and repairing equipment as needed to keep the assets in good working order and conducting all day-to-day operations of the assets)

2.	Providing, managing and conducting the business operations associated with the assets of such Operating Entity

3.

All project management, construction and engineering services required for the acquisition, design, construction and/or expansion of the assets of such Operating Entity, including the acquisition of all necessary fee surface, easements, ROW or other property rights, and the provision of any related services and equipment

Schedule V

EXHIBIT A

FORM OF JOINDER AGREEMENT TO SERVICES AGREEMENT

THIS JOINDER AGREEMENT TO SERVICES AGREEMENT (this “Joinder”) is executed and delivered as of this    day of     20[ ], by      , a      , and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended & Restated Services Agreement, dated effective as of February 27, 2019, by and among WaterBridge Resources LLC, a Texas limited liability company, WaterBridge Management Company LLC, a Delaware limited liability company, WaterBridge Holdings LLC, a Delaware limited liability company, and the other parties thereto (the “Services Agreement”).

By executing and delivering this Joinder, the undersigned hereby agrees that it is a party to, is bound by, and will comply with all of the provisions of the Services Agreement as an [Admin Entity / Operating Entity / Parent Entity / Development Entity] in the same manner as if the undersigned were an original signatory to the Services Agreement.

IN WITNESS WHEREOF, the undersigned hereby executes and delivers this Joinder to be effective for all purposes as of the date set forth above.

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By:
Name:
Title:

Exhibit A